May 26, 2017
AdCare Health Systems, Inc.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024

Re:	AdCare Health Systems, Inc. - At the Market Offering of 10.875% Series A Cumulative Redeemable Preferred Stock
Ladies and Gentlemen:
We have acted as counsel to AdCare Health Systems, Inc., a Georgia corporation (the “Company”), in connection with the proposed offering and sale from time to time by the Company of shares of its 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share, having an aggregate offering price of up to $4,618,472 (the “Shares”), on terms to be determined at the time of the offering thereof, pursuant to the Registration Statement on Form S-3 (No. 333-201462) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). A prospectus supplement, which together with the prospectus filed with the Registration Statement constitutes the “Prospectus,” will be filed with the Commission on or about May 26, 2017, pursuant Rule 424(b) promulgated under the Securities Act.
This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Considerations” in the Prospectus.
In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in the Registration Statement, the Prospectus and such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein, and other information provided to us by the Company.
Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the offering and sale of the Shares will be consummated in the manner contemplated by the Prospectus.
In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service (“Service”) rulings, all of which are subject to change, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. There is no assurance, moreover, that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

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AdCare Health Systems, Inc.
May 26, 2017

Based solely upon the foregoing and subject to the assumptions, qualifications and limitations set forth in the Discussion, we are of the opinion that the statements of legal conclusions contained in the Discussion, insofar as they purport to constitute statements of U.S. federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects as of the date hereof.
Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the offering or sale of the Shares or of any transactions related to or contemplated by such sale. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.
We hereby consent to the filing of this opinion as Exhibit 8.1 to the Company’s Current Report on Form 8-K with the Commission and to the reference to our firm in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Rogers & Hardin LLP
ROGERS & HARDIN LLP